{00138451 2 } 1 ONEOK, INC. EQUITY INCENTIVE PLAN PERFORMANCE UNIT AWARD AGREEMENT This Performance Unit Award Agreement (the “Agreement”) is entered into as of the __ day of _______, 2022, by and between ONEOK, Inc. (the “Company”) and «Employee_Name» (the “Grantee”), an employee of the Company or a Subsidiary thereof, pursuant to the terms of the ONEOK, Inc. Equity Incentive Plan (the “Plan”). 1. Performance Unit Award. This Performance Unit Award Agreement and the Notice of Performance Unit Award and Agreement dated February 23, 2022, a copy of which is attached hereto and incorporated herein by reference, establishes the terms and conditions for the Company’s grant of an Award of «No_of_Perf_Units» Performance Units (the “Award”) to the Grantee pursuant to the Plan. This Agreement, when executed by the Grantee, constitutes an agreement between the Company and the Grantee. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan. 2. Performance Period; Vesting. The Performance Units granted pursuant to the Award will vest in accordance with the following terms and conditions: (a) Grantee’s rights with respect to the Performance Units shall be restricted during the period beginning February 23, 2022 (the “Grant Date”) and ending on February 23, 2025 (the “Performance Period”). (b) Except as otherwise provided in this Agreement or the Plan, the Grantee shall vest in a percentage of the number of Performance Units granted by this Award (including any Dividend Equivalents, as described below) at the end of the Performance Period, as provided for in Exhibit A and Exhibit B attached hereto, based upon the Company’s ranking for Total Stockholder Return against the ONEOK Peer Group listed in Exhibit C attached hereto, all as determined by the Committee in its sole discretion. Upon vesting, the Grantee shall become entitled to receive one (1) share of the Company’s common stock (“Common Stock”) for each such Performance Unit. No fractional shares shall be issued, and any amount attributable to a fractional share shall instead be withheld to satisfy any withholding tax obligation. (c) If the Grantee’s employment with the Company terminates prior to the end of the Performance Period other than by reason of Retirement, Disability, death or Change in Control, the Grantee shall forfeit all right, title and interest in the Performance Units and any Common Stock otherwise payable pursuant to this Agreement. For purposes of this Agreement, employment with any Subsidiary of the Company shall be treated as employment with the Company. Likewise, a termination of employment shall not be deemed to occur by reason of a transfer of employment between the Company and any Subsidiary. (d) If the Grantee’s employment with the Company is terminated during the Performance Period by reason of (i) Retirement, (ii) Disability or (iii) death, then the Grantee shall be partially vested in, and the Grantee shall be entitled to receive, a prorated amount of Performance Units. The amount is determined by multiplying the original Award times the percentage certified by the Committee at the end of the Performance Period, prorated for the Exhibit 10.18

{00138451 2 } 2 period of time that has elapsed under the Performance Period through the Grantee’s termination of employment. (e) Unless the Committee provides otherwise prior to a Change in Control, in the event of a Change in Control, (as defined below), the vesting or forfeiture of the Performance Units will be subject to the terms and conditions of Article 11 of the Plan; provided, however, the following shall be substituted for Plan Sections 11.1(b) and 11.2(b): the amount to be paid with respect to any outstanding Performance Units otherwise due and payable as a result of an event described in either Plan Section 11.1 or 11.2, shall be based on the greater of (x) the target number of Performance Units (100% Performance Multiplier) granted for the Performance Period, prorated for a Grantee whose employment terminates before the end of the Performance Period based upon the number of 30-day periods within the Performance Period completed as of the date of the Grantee’s termination of employment (or the effective date of the Change in Control for the events described in Section 11.2 of the Plan), divided by the total number of 30-day periods in the Performance Period, or (y) the percentage of Performance Units earned for the Performance Period based upon the actual performance level attained as of the date of the Change in Control, in each case after giving effect to the accumulation of Dividend Equivalents. (f) For purposes of the Award and this Agreement, “Retirement” shall mean a voluntary termination of employment if the Grantee has both completed five (5) years of service with the Company and attained age fifty (50). “Years of service” for this purpose excludes any service with any predecessor employer that was not considered within the controlled group (determined in accordance with Code section 414(c)) of the Company as of the date of the grant, unless explicitly required by the agreement executed in connection with such asset or stock acquisition, merger or other similar transaction and “voluntary termination” shall mean that the Grantee had an opportunity to continue employment with the Company, but did not do so. “Disability” shall have the meaning provided in the Plan. The term “Change in Control” shall have the meaning provided in the Plan unless the Award is or becomes subject to Code Section 409A, in which event the term “Change in Control” shall mean a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5). 3. Dividend Equivalents. During the Performance Period, before payment or forfeiture of the Award, the Award will be increased by a number of additional Performance Units (“Dividend Equivalents”) representing all cash dividends that would have been paid to the Grantee if one share of Common Stock had been issued to the Grantee on the Grant Date for each Performance Unit granted pursuant to this Agreement. The Dividend Equivalents credited during the Performance Period will include fractional shares; provided, however, the shares of Common Stock actually issued upon vesting of the Dividend Equivalents shall be paid only in whole shares of Common Stock, and any fractional shares of Common Stock in an amount of cash equal to the Fair Market Value of such fractional shares of Common Stock shall be withheld to satisfy any withholding tax obligation. Dividend Equivalents shall be subject to the same vesting provisions and other terms and conditions of this Agreement, and shall be paid on the same date, as the Performance Units to which they are attributable. Moreover, references in this Agreement to Performance Units shall be deemed to include any Performance Units attributable to Dividend Equivalents. 4. Non-Transferability of Performance Units.

{00138451 2 } 3 (a) The Performance Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person until the end of the Performance Period. Any such attempt shall be wholly ineffective and will result in immediate forfeiture of all such amounts. (b) Notwithstanding the foregoing, the Grantee may transfer any part or all rights in the Performance Units to members of the Grantee’s immediate family, to one or more trusts for the benefit of such immediate family members or to partnerships in which such immediate family members are the only partners, in each case only if the Grantee does not receive any consideration for the transfer. In the event of any such transfer, the Performance Units shall remain subject to the terms and conditions of this Agreement. For any such transfer to be effective, the Grantee must provide prior written notice thereof to the Committee, unless otherwise authorized and approved by the Committee, in its sole discretion; and the Grantee shall furnish to the Committee such information as it may request with respect to the transferee and the terms and conditions of any such transfer. For purposes of this Agreement, “immediate family” shall mean the Grantee’s spouse, children and grandchildren. (c) The Grantee also may designate a Beneficiary, using the form attached hereto as Exhibit D or such other form as may be approved by the Committee, to receive any rights of the Grantee which may become vested in the event of the death of the Grantee under procedures and in the form established by the Committee. In the absence of such designation of a Beneficiary, any such rights shall be deemed to be transferred to the estate of the Grantee. 5. Distribution of Common Stock. Subject to any payment restrictions under Code Section 409A or other applicable law, the Common Stock or cash the Grantee becomes entitled to receive upon vesting of the Performance Units shall be distributed to the Grantee no later than 75 days after the first to occur of (i) the last day of the Performance Period, (ii) the date of the Grantee’s separation from service in the event of a payment subject to Plan Section 11.1, or (iii) the effective date of a Change in Control in the event of a payment subject to Plan Section 11.2. Payment upon or after a Change in Control shall be made in cash or shares of Common Stock, as determined by the Committee. 6. Administration of Award; Ratification of Actions. The Award shall be subject to such other rules as the Committee, in its sole discretion, may determine to be appropriate with respect to administration thereof. This Agreement shall be subject to discretionary interpretation and construction by the Committee. Day-to-day authority and responsibility for administration of the Plan, the Award and this Agreement have been delegated to the Company’s Benefit Plan Administration Committee and its authorized representatives, and all actions taken thereby shall be entitled to the same deference as if taken by the Committee itself. The Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee. By receiving this Award or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall conclusively be deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board, the Committee or the Benefit Plan Administration Committee. 7. Tax Liability and Withholding. The Grantee agrees to pay to the Company any applicable federal, state or local income, employment, social security, Medicare or other

{00138451 2 } 4 withholding tax obligation arising in connection with the Award to the Grantee, which the Company shall determine; and the Company shall have the right, without the Grantee’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the shares of Common Stock or cash that would otherwise be distributed or paid to the Grantee, with any shares of Common Stock so withheld to be valued at the Fair Market Value on the date of such withholding. The Grantee, with the consent of the Company, may satisfy such withholding tax by transferring cash or Common Stock to the Company, with any shares of Common Stock so transferred to be valued at the Fair Market Value on the date of such transfer. Any payment of required withholding taxes in the form of Common Stock shall not exceed the maximum amount of tax that may be required to be withheld by law (or such other amount that would result in an accounting charge with respect to such shares used to pay such taxes). Income tax withholding shall occur on the date of actual distribution. Notwithstanding the foregoing, the ultimate liability for Grantee’s share of all tax withholding is the Grantee’s responsibility, and the Company makes no tax-related representations in connection with the grant or vesting of Performance Units or the distribution of Common Stock or cash to the Grantee. 8. Adjustment Provisions. If, prior to the expiration of the Performance Period, any change is made to the outstanding Common Stock or in the capitalization of the Company, the Performance Units granted pursuant to this Award shall be equitably adjusted or terminated to the extent and in the manner provided under the terms of the Plan. 9. Clawbacks, Insider Trading and Other Company Policies. The Grantee acknowledges and agrees that this Award is subject to all applicable clawback or recoupment, insider trading, share ownership and retention and other policies that the Company’s Board of Directors may adopt from time to time. Notwithstanding anything in the Plan or this Agreement to the contrary, all or a portion of the Award made to the Grantee under this Agreement is subject to being called for repayment to the Company or reduced in any situation where the Board of Directors or a Committee thereof determines that fraud, negligence, or intentional misconduct by the Grantee was a contributing factor to the Company having to restate all or a portion of its financial statement(s). Moreover, any Performance Units awarded under the Plan in this or any prior year to any Participant who is a current or former “executive officer” (as defined in Securities and Exchange Commission Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) is subject to any clawback policy adopted or amended by the Company from time to time (including, but not limited to, any clawback policy adopted to comply with Section 954 of the Dodd-Frank Act or guidance issued thereunder by any governmental agency or national securities exchange), regardless of whether such clawback policy is adopted or amended before or after the date on which such Performance Units are granted, determined or paid. A Participant’s acceptance of any Award under the Plan in any year shall constitute full and adequate consideration for the Company’s right to recover amounts paid to such Participant under the Plan in any prior year. The Committee may determine whether the Company shall effect any such repayment or reduction: (i) by seeking repayment from the Grantee, (ii) by reducing (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, policy or arrangement) the amount that would otherwise be awarded or payable to the Grantee under the Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's otherwise applicable compensation

{00138451 2 } 5 practices, or (iv) by any combination of the foregoing. The determination regarding the Grantee’s conduct, and repayment or reduction under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Grantee and the Company. The Grantee, in consideration of the grant of the Award, and by the Grantee’s execution of this Agreement, acknowledges the Grantee's understanding of this provision and hereby agrees to make and allow an immediate and complete repayment or reduction in accordance with this provision in the event of a call for repayment or other action by the Company or Committee to effect its terms with respect to the Grantee, the Award and/or any other compensation described in this Agreement. 10. Stock Reserved. The Company shall at all times during the term of the Award reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Award issued and granted to Grantee and the terms stated in this Agreement. It is intended by the Company that the Plan and shares of Common Stock covered by the Award are to be registered under the Securities Act of 1933, as amended, prior to the grant date; provided, that in the event such registration is for any reason not made effective for such shares, the Grantee agrees that all shares acquired pursuant to the grant will be acquired for investment and will not be available for sale or tender to any third party. 11. No Rights as Shareholder. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable laws, rules, regulations and approvals. No shares of Common Stock shall be issued or transferred unless and until any then-applicable legal requirements have been fully met or obtained to the satisfaction of the Company and its counsel. Except as otherwise provided in this Agreement, the Grantee shall have no rights as a shareholder of the Company in respect of the Performance Units or Common Stock for which the Award is granted. The Grantee shall not be considered a record owner of shares of Common Stock with respect to the Performance Units until the Performance Units are fully vested and Common Stock is actually distributed to the Grantee. 12. Continued Employment; Employment at Will. In consideration of the Company’s granting the Award as incentive compensation to Grantee pursuant to this Agreement, the Grantee agrees to all of the terms of this Agreement and to continue to perform services for the Company in a satisfactory manner as directed by the Company. Provided, however, no provision in this Agreement shall confer any right to the Grantee’s continued employment, limit the right of the Company to terminate the Grantee’s employment at any time or create any contractual right to receive any future awards under the Plan. Moreover, unless specifically provided under the terms thereof, the value of the Award will not be included as compensation or earnings when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company. 13. Code Section 409A. This Award and Agreement are intended to comply with Code Section 409A or an exemption therefrom and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding any other provision of the Agreement, any distributions or payments due hereunder that are subject to Code Section 409A may only be made upon an event and in a manner permitted by Code Section 409A. “Termination of employment,” separation from service or words of similar import used in this Agreement shall mean, with respect to any payments of deferred compensation subject to Code Section 409A, a “separation from service” as defined in Code Section 409A. Each payment of compensation under this Agreement,

{00138451 2 } 6 including installment payments, shall be treated as a separate payment of compensation for purposes of applying Code Section 409A. Except as otherwise permitted under Code Section 409A, Grantee may not, directly or indirectly, designate the calendar year of settlement, distribution or payment. To the extent that an Award is or becomes subject to Code Section 409A and Grantee is a Specified Employee (within the meaning of Code Section 409A) who becomes entitled to a distribution upon separation from service, no payment shall be made before the date which is six (6) months after the date of the Grantee's separation from service or, if earlier, the date of Grantee’s death (the “Delayed Payment Date”), if required by Code Section 409A. The accumulated amounts shall be distributed or paid in a lump sum payment on the Delayed Payment Date unless the Delayed Payment Date is the date of Grantee’s death, in which event the accumulated amounts shall be paid in a lump sum payment by December 31 following the year of Grantee’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and shall not be liable for all or any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Code Section 409A. 14. Entire Agreement; Severability; Conflicts. This Agreement contains the entire terms of the Award, and may not be changed other than by a written instrument executed by both parties or an amendment of the Plan, except where such change or modification does not adversely affect in a material way the terms of this Agreement, as provided in Section 15.4 of the Plan. This Agreement supersedes any prior agreements or understandings, and there are no other agreements or understandings relating to its subject matter. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law. Should there be any inconsistency between the provisions of this Agreement and the terms of the Award as stated in the resolutions and records of the Board of Directors or the Plan, the provisions of such resolutions and records of the Board of Directors and the Plan shall control. 15. Successors and Assigns. The Award evidenced by this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties hereto. 16. Governing Law; Mandatory Claims Procedures. This Agreement shall be construed in accordance with, and subject to, the laws of the State of Oklahoma applicable to contracts made and to be entirely performed in Oklahoma and wholly disregarding any choice of law provisions or conflict of law principles that might otherwise be contrary to this express intent. If Grantee or any person acting on Grantee’s behalf (the “Claimant”) has any claim or dispute related in any way to the Award or to the Plan, the Claimant must follow the claims and arbitration procedures set forth in Article 13 of the Plan. All claims must be brought no later than one year following the date on which the facts forming the basis of the claim are known or should have been known by the claimant, whichever is earlier. Any claim that is not submitted within the applicable time limit shall be waived. The Grantee hereby acknowledges receipt of this Agreement, the Notice of Performance Unit Award and Agreement and a copy of the Plan, and accepts the Award under the terms and conditions stated in this Agreement, subject to all terms and provisions of the Plan, by signing

{00138451 2 } 7 this Agreement as of the date indicated. In the absence of a signed acceptance, the Grantee will be deemed to have accepted this Award on the Grant Date, and all its associated terms and conditions, including the mandatory claims and arbitration procedures, unless the Grantee notifies the Company of the Grantee’s non-acceptance of the Award by contacting the stock plan administrator, in writing within sixty (60) days of the Grant Date. Date «Officer_Name» Grantee

{00138451 2 } 8 Exhibit A Performance Unit Criteria 2022-2025 Performance Period ONEOK Total Stockholder Return (TSR) Ranking vs. ONEOK Peer Group Percentage of Performance Units Earned (Performance Multiplier) 90th percentile and above 75th percentile 50th percentile 25th percentile Below 25th percentile 200% 150% 100% 50% 0% If ONEOK’s TSR ranking within the ONEOK Peer Group at the end of the Performance Period is between any two of the stated percentile levels in the above table, the percentage of the Performance Units earned (the performance multiplier) will be interpolated between the earning levels. No Performance Units are earned based on performance if ONEOK’s TSR ranking at the end of the Performance Period is below the 25th percentile within its Peer Group.

{00138451 2 } 9 Exhibit B Illustration of Hypothetical 2022-2025 Performance Period Performance Unit Award Calculation The illustrations below assume that 500 Performance Units are awarded to Grantee in February 2022. ONEOK Total Stockholder Return (TSR) Ranking vs. ONEOK Peer Group Hypothetical 1: If ONEOK’s TSR Ranking for 2022-2025 is at the 40th percentile within the ONEOK Peer Group, then the performance multiplier would be 80 percent, as interpolated between a 50 percent multiplier (25th percentile within Peer Group) and a 100 percent multiplier (50th percentile within Peer Group) from Exhibit A. Hypothetical 2: If ONEOK’s TSR Ranking for 2022-2025 is at the 60th percentile within the ONEOK Peer Group, then the performance multiplier would be 120 percent, as interpolated between a 100 percent multiplier (50th percentile within Peer Group) and a 150 percent multiplier (75th percentile within Peer Group) from Exhibit A. Percentage of Performance Units Earned Hypothetical 1: 80% x 500 PUs = 400 shares of Common Stock payable to Grantee in 2025. Hypothetical 2: 120% x 500 PUs = 600 shares of Common Stock payable to Grantee in 2025.

Exhibit C

2022-2025 ONEOK TSR Peer Group*

Company Name	**Sym**				
DCP Midstream LP	DCP				
Energy Transfer LP	ET				
EnLink Midstream, LLC	ENLC				
Enterprise Products Partners	EPD				
Kinder Morgan Inc.	KMI				
Magellan Midstream Partners	MMP				
MPLX LP	MPLX				
NuStar Energy LP	NS				
Plains All American Pipeline LP	PAA				
Targa Resources Corp	TRGP				
Williams Companies Inc.	WMB				
Western Midstream Partners, LP	WES				

* In the event that any member of the 2022-2025 ONEOK Peer Group liquidates or reorganizes under the United States Bankruptcy Code (U.S.C. Title 11) such entity shall remain in the 2022-2025 ONEOK Peer Group but shall be deemed to have a TSR of -100% for purposes of calculating the Performance Multiplier. If any member of the 2022-2025 ONEOK Peer Group is acquired by an unrelated entity before the end of the Performance Period, such member shall be removed from the 2022-2025 ONEOK Peer Group for purposes of calculating the Performance Multiplier. In all other cases involving merger, reorganization or other material change in ownership, legal structure or business operations of any member of the 2022-2025 ONEOK Peer Group including acquisition by a related entity before the end of the Performance Period, the Committee shall have discretionary authority to retain, remove or replace such member for purposes of calculating the Performance Multiplier.

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{00138451 2 } 11 Exhibit D Beneficiary Designation Form I, _________________________________ (“Plan Participant”), state that I am a participant in the ONEOK, Inc. Equity Incentive Plan, the ONEOK, Inc. Equity Compensation Plan, or any other stock compensation plan sponsored by ONEOK, Inc. (individually and collectively, the “Plan”), and the holder of one or more Awards granted to me under the Plan. With the understanding that I may change the following beneficiary designations at any time by furnishing written notice thereof to the Committee (provided that such change does not affect the time and form of payment of any amounts subject to an existing deferral election), I hereby designate the following individuals (or entities) as my beneficiaries to receive any and all benefits payable to me under the Plan and to exercise all rights, benefits and features of the Awards described below, in accordance with the terms of the Plan and any associated award agreement, in the event of my death as follows: 1. Primary Beneficiary (Beneficiaries) The Primary Beneficiaries named below shall have first priority to any and all Awards described below and to exercise all rights, benefits and features of the Awards described below, in accordance with the terms of the Plan and any associated award agreement, in the event of my death. Name Relationship SSN Percentage of Total If a designated Primary Beneficiary named dies or ceases to exist prior to receiving the share designated for such Primary Beneficiary, such share shall be transferred proportionately to other surviving and existing designated Primary Beneficiaries. 2. Contingent Beneficiary (or Beneficiaries) The Contingent Beneficiaries named below, if any, shall receive all Awards described below and to exercise, enjoy and receive all rights, benefits and features of the Awards described below (including Awards that I have elected to defer under the Plan or the ONEOK, Inc. 2005 Nonqualified Deferred Compensation Plan, if applicable) in accordance with the Plan and the terms and provisions of such Awards in the event of my death if no Primary Beneficiary named above survives me or exists. Name Relationship SSN Percentage of Total

{00138451 2 } 12 3. Awards Covered By Beneficiary Designation This Beneficiary Designation is applicable to and covers the following Awards: (Check one) _______ All Awards previously granted to me under the Plan and all Awards to be granted to me under the Plan in the future; or _______ The following Awards that have been granted to me under the Plan: (List Awards Covered) Award Grant Date Number of Shares of Stock 4. General Terms This instrument does not modify, extend or increase any rights or benefits otherwise provided for by any Award under the Plan. All terms used in this instrument shall have the meaning provided for under the Plan, unless otherwise indicated herein. This instrument is not applicable to Common Stock of ONEOK, Inc. that I have acquired outright and without any restrictions or limitations under the Plan prior to my death. This instrument revokes and supersedes any prior designation of a Beneficiary (or Beneficiaries) made by me with respect to the Awards covered by this Beneficiary Designation as set forth in Paragraph 3. IN WITNESS WHEREOF, I have signed this instrument this day of ____________, __________. Plan Participant __________________________________ Witness __________________________________ Witness RECEIVED AND ACKNOWLEDGED this ____ day of ________, 20__, ______________________________________ For the Committee